As filed with the Securities and Exchange Commission on April , 1996
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                              WELLS FARGO & COMPANY
               (Exact name of issuer as specified in its charter)

          Delaware                                       13-2553920
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                          ---------------------------

                              Wells Fargo & Company
                              420 Montgomery Street
                         San Francisco, California 94163
                                 (415) 477-1000
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                          ---------------------------

              THE EMPLOYEE SAVINGS PLAN OF FIRST INTERSTATE BANCORP
                           (Full titles of the plans)

                          ---------------------------

                              Guy Rounsaville, Jr.
              Executive Vice-President, Chief Counsel and Secretary
                              Wells Fargo & Company
                              420 Montgomery Street
                         San Francisco, California 94163
                                 (415) 477-1000
(Name, address and telephone number, including area code, of agent for service)

                          ---------------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                              Proposed              Proposed
      Title of                                                 Maximum               Maximum
    Securities                             Amount             Offering              Aggregate           Amount of
        to be                                to be               Price              Offering          Registration
    Registered                           Registered           per Share                Price                Fee

- -------------------------------------------------------------------------------------------------------------------
  Wells Fargo
 Common Stock,
$5.00 par value(1)                          0(2)            $    n\a  (2)         $    n\a  (2)        $100.00(2)
                                                             ---------             ---------
- -------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) 637,563 shares of Wells Fargo Common Stock are being carried forward pursuant to Rule 429 under the Securities Act of 1933 from Registration Statement No. 33-64575, as discussed below on this facing page. The amount of filing fee to register such securities is $48,426.67. The registration fee shown is the minimum fee required under Section 6 of the Securities Act of 1933.

================================================================================

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus under this Registration Statement constitutes a combined Prospectus relating to 637,963 shares of Wells Fargo Common Stock, unsold as of April 17, 1996, registered pursuant to Registration Statement No. 33-64575 previously filed by the Registrant on Form S-4, as well as an indeterminate amount of plan interests registered pursuant to this Registration Statement. As a result, this Registration Statement does not register any additional shares of Wells Fargo Common Stock, but registers an indeterminate number of plan interests.

                                     PART I

              Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.


                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

                  Wells Fargo & Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report filed with the Commission on Form 10-K, File No. 01-06214, for the fiscal year ended December 31, 1995 excluding the information contained therein described in Item 402(a)(8) of the Commission's Regulation S-K;

         (b) The Registrant's Current Reports filed with the Commission on Form 8-K, File No. 01-06214, on January 16, January 24, January 31, February 29, April 1, April 4, April 10 and April 16, 1996;

         (c) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-B, File No. 01-06214, filed with the Commission on June 17, 1987, and any amendment or report filed for the purpose of updating such description filed after the date of this Registration Statement;

         (d)      The Employee Savings Plan's latest Annual Report on Form 11-K,
                  File  No.  33-36478,   filed  with  the  Commission  by  First
                  Interstate Bancorp on June 28, 1995; and

         (e) First Interstate Bancorp's Annual Report filed with the Commission on Form 10-K, File No. 61-06214, for the fiscal year ended December 31, 1995 (excluding information contained therein described in Item 402(a)(8) of the Commission's Regulation 5-K).

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Capital Stock

                  Inapplicable.


                                      II-1.

Item 5.  Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.  Indemnification of Directors and Officers

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law ("DCGL"), Article Fifth of the Registrant's Restated Certificate of Incorporation eliminates the monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, with the following exceptions, as required by Delaware law: (i) breach of the director's duty of loyalty to the corporation or its stockholder; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of unlawful dividends or the making of unlawful stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

         In addition, under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed Proceeding (other than an action by or in the right of the corporation) if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article IV of the Registrant's Bylaws provides for indemnification of its directors, officers, employees, and other agents to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed

         Inapplicable.

Item 8.  Exhibits

 Exhibit Number       Exhibit
- ----------------      -------

      4 Description of the Registrant's Common Stock (Incorporated by reference to the Registrant's Registration Statement on Form 8-B, File No. 01-06214, filed with the Commission on June 17, 1987, and any amendment or report filed for the purpose of updating such description filed after the date of this Registration Statement.)

      5                Opinion of Brobeck, Phleger & Harrison LLP

      23.1             Consent of KMPG Peat Marwick LLP

      23.2             Consent of Ernst & Young LLP

      23.3 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5

      24 Power of Attorney (Reference to page II-4 of this Registration Statement)

      99.1 1994 Restatement of the Employee Savings Plan of First Interstate Bancorp

      99.2             Amendment   to  the   Employee   Savings  Plan  of  First
                       Interstate Bancorp

- ------------------------

                                      II-2.

    The undersigned Registrant hereby undertakes that it will submit the Employee Savings Plan of First Interstate Bancorp and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and has or will make all changes required by the IRS in order to qualify the plan under Internal Revenue Code Section 401.

Item 9.  Undertakings.

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required by those clauses to be included in a post-effective amendment is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions and agreements summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

         Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this day of April, 1996.

                                 WELLS FARGO & COMPANY

                                 By /s/ Rodney L. Jacobs
                                    ------------------------------------------
                                    Rodney L. Jacobs
                                    Vice Chairman and Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of WELLS FARGO & COMPANY, a Delaware corporation, do hereby constitute and appoint Paul Hazen, William F. Zuendt, Rodney L. Jacobs and any one of them, the lawful attorneys and agents or attorney and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant  to  the  requirements  of the  1933  Act,  this  Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                        Title                                          Date
- ----------                                        ------                                         -----


/s/ Paul Hazen
- --------------------------------------------      Chairman of the Board,                             April 16, 1996
Paul Hazen                                        Chief Executive Officer
                                                  and Director (Principal
                                                  Executive Officer)


/s/ William F. Zuendt
- --------------------------------------------      President and Director                             April 16, 1996
William F. Zuendt


/s/ Rodney L. Jacobs
- --------------------------------------------      Vice Chairman and Chief                            April 16, 1996
Rodney L. Jacobs                                  Financial Officer (Principal
                                                  Financial Officer)



                                      II-4.

Signatures                                        Title                                          Date
- ----------                                        -----                                          ----
/s/ Frank A. Moeslein
- --------------------------------------------      Executive Vice President                           April 16, 1996
Frank A. Moeslein                                 and Controller (Principal
                                                  Accounting Officer)


/s/ H. Jesse Arnelle
- --------------------------------------------      Director                                           April 16, 1996
H. Jesse Arnelle


/s/ Edward M. Carson
- --------------------------------------------      Director                                           April 16, 1996
Edward M. Carson


/s/ William S. Davila
- --------------------------------------------      Director                                           April 16, 1996
William S. Davila


/s/ Rayburn S. Dezember
- --------------------------------------------      Director                                           April 16, 1996
Rayburn S. Dezember


/s/ Myron Du Bain
- --------------------------------------------      Director                                           April 16, 1996
Myron Du Bain



- --------------------------------------------      Director                                           April 16, 1996
Don C. Frisbee


/s/ Robert K. Jaedicke
- --------------------------------------------      Director                                           April 16, 1996
Robert K. Jaedicke



- --------------------------------------------      Director                                           April 16, 1996
Thomas L. Lee


/s/ William F. Miller
- --------------------------------------------      Director                                           April 16, 1996
William F. Miller


/s/ Ellen M. Newman
- --------------------------------------------      Director                                           April 16, 1996
Ellen M. Newman


                                      II-5.

/s/ Philip J. Quigley
- --------------------------------------------      Director                                           April 16, 1996
Philip J. Quigley


/s/ Carl E. Reichardt
- --------------------------------------------      Director                                           April 16, 1996
Carl E. Reichardt


/s/ Donald B. Rice
- --------------------------------------------      Director                                           April 16, 1996
Donald B. Rice


/s/ Richard J. Stegemeier
- --------------------------------------------      Director                                           April 16, 1996
Richard J. Stegemeier


/s/ Susan G. Swenson
- --------------------------------------------      Director                                           April 16, 1996
Susan G. Swenson


/s/ Daniel M. Tellep
- --------------------------------------------      Director                                           April 16, 1996
Daniel M. Tellep


/s/ Chang-Lin Tien
- --------------------------------------------      Director                                           April 16, 1996
Chang-Lin Tien



- --------------------------------------------      Director                                           April 16, 1996
John A. Young



         Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the 1994 Restatement of the Employee Savings Plan of First Interstate Bancorp has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this day of April, 1996.


                            EMPLOYEE SAVINGS PLAN OF
                            FIRST INTERSTATE BANCORP

                            By:  /s/ Patricia R. Callahan
                                -----------------------------------------------
                                 Patricia R. Callahan
                                 Executive Vice President and Personnel Director Wells Fargo & Company

                                      II-6.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              WELLS FARGO & COMPANY












                                      II-7.

                                  EXHIBIT INDEX



Exhibit Number                       Exhibit
- --------------                       -------

    4 Description of the Registrant's Common Stock (Incorporated by reference to the Registrant's Registration Statement on Form 8-B, File No. 01-06214, filed with the Commission on June 17, 1987.)

    5                Opinion of Brobeck, Phleger & Harrison LLP

    23.1             Consent of KMPG Peat Marwick LLP

    23.2             Consent of Ernst & Young LLP

    23.3             Consent of Brobeck,  Phleger & Harrison  LLP  (included  in
                     Exhibit 5)

    24 Power of Attorney (Reference is made to page II-4 of this Registration Statement)

    99.1             1994  Restatement  of the  Employee  Savings  Plan of First
                     Interstate Bancorp

    99.2             Amendment to the 1994  Restatement of the Employee  Savings
                     Plan